Exhibit 99.1

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. REPORTS FISCAL 2015 FIRST QUARTER RESULTS

Company to host conference call on October 2, 2014, at 11:00 a.m. EDT

Financial and Operational Highlights

*	Enrollment by headcount decreased 7.6% over the prior-year period to 9,930 students as of August 31, 2014.

*	FY 2015 first quarter total revenue was $29.3 million, compared to $30.9 million in the prior-year period. The Company’s academic segment’s revenue was $28.6 million in the FY 2015 first quarter, compared to $30.4 million in the prior-year period.

*	FY 2015 first quarter net income attributable to the Company was $2.2 million, compared to a net loss of $329,000 in the prior-year period. The improvement was largely due to lower operating expenses during the quarter.

*	The Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on September 30, 2014, which will be paid on or about October 10, 2014.

*	Balance sheet at August 31, 2014, included cash and cash equivalents and investments of $38.3 million; working capital of $31.7 million; no outstanding lending debt; and stockholders’ equity of $52.6 million, or approximately $2.09 per diluted share.

Rapid City, South Dakota, October 1, 2014 — National American University Holdings, Inc. (the “Company”) (NASDAQ: NAUH), which through its wholly owned subsidiary operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning, today reported unaudited financial results for its FY 2015 first quarter ended August 31, 2014.

Ronald L. Shape, Ed.D., Chief Executive Officer of the Company, commented, “We were very pleased to report profitable operations in the FY 2015 first quarter, which was a direct result of our continued efforts to better align expenditures with revenues. We are also excited to announce that we received final approvals for the Roueche Graduate Center in Austin, TX, and our Houston, TX, location. Enrollment for the summer 2014 term declined 7.6% to 9,930 students, which was in line with our expectations given the weaker demand among NAU’s targeted student demographic and our recent reduction in enrollment counselors. We anticipate we will continue to experience enrollment pressures over the next few quarters as we work to better align our marketing and enrollment efforts. As a result of two one-time, non-recurring events related to the sale of the Rapid City campus and a change in estimated retirement plan contributions, as well as a number of cost-cutting initiatives including reducing staffing and marketing costs, we were able to significantly lower SG&A expenses and achieve $2.2 million in net income attributable to the Company during the period, compared to a loss of $329,000 in the FY 2014 first quarter.”

Dr. Shape continued, “We continue to roll out the changes we have made to our enrollment counselor system, which we expect to be fully in place by the end of this calendar year, and are encouraged by the initial results thus far. Our goal is to help our counselors perform to the best of their abilities by providing them with the appropriate knowledge and tools. This in turn will benefit NAU’s students by enabling them to make more informed decisions about their academic objectives and the best way for them to move forward. We will continue to monitor the progress of our enrollment and persistence efforts while executing on our strategic initiatives and making sure expenditures remain in line with revenues and the current needs of the Company.”

Operating Review

Enrollment Update

Total NAU student enrollment for the summer term of 2014 decreased 7.6% to 9,930 students from 10,743 during the prior summer term. Students enrolled in 85,085 credit hours compared to 92,106 credit hours during the prior summer term. The current average age of NAU’s students continues to be in the mid-30s, with those seeking undergraduate degrees remaining the highest portion of NAU’s student population.

National American University Holdings, Inc. October 1, 2014	Page 2

The Company reported significant enrollment growth in its continuing education and doctoral degree programs, which did not exist in prior-year periods. While still a relatively small percentage of total students, enrollment in these programs improved sequentially to 141 from 49 in NAU’s fiscal 2014 fourth quarter.

The following is a summary of student enrollment at August 31, 2014, and August 31, 2013, by degree level and by instructional delivery method:

	August 31, 2014		August 31, 2013
	No. of	% of	No. of	% of
	Students	Total	Students	Total
Continuing Ed	104	1.0%	0	0%
Doctoral	37	0.4%	0	0%
Graduate	278	2.8%	339	3.2%
Undergraduate	9,511	95.8%	10,404	96.8%

Total	9,930	100.0%	10,743	100.0%

	August 31, 2014		August 31, 2013
	No. of	% of	No. of	% of
	Students	Total	Students	Total
Online	6,201	62.4%	6,592	61.4%
On-Campus	2,213	22.3%	2,357	21.9%
Hybrid	1,516	15.3%	1,794	16.7%

Total	9,930	100.0%	10,743	100.0%

Financial Review

The Company, through its wholly owned subsidiary, operates in two business segments: the academic segment, which consists of NAU’s undergraduate, graduate, and doctoral education programs and contributes the primary portion of the Company’s revenue; and ownership in multiple apartments and condominium complexes from which it derives sales and rental income. The real estate operations generated approximately 2.5% of the Company’s revenues for the quarter ended August 31, 2014.

Fiscal 2015 First Quarter Financial Results

•	Total revenues for the FY 2015 first quarter were $29.3 million, compared to $30.9 million in the same period last year. The academic segment’s total revenue was $28.6 million, compared to $30.4 million in the prior-year period. This decrease in academic segment revenues was primarily a result of a decrease in enrollment, which impacted the number of credit hours and book sales during the period, and was driven by weaker market demand among NAU’s targeted student demographic.

•	For the FY 2015 first quarter, educational services expense was $7.1 million, or 25.0% of the academic segment’s total revenue, compared to $7.0 million, or 23.0%, for the FY 2014 first quarter. The increase in cost of educational services as a percentage of total revenue was the result of fixed facility costs on lower revenues.

Educational services expense specifically relates to the academic segment, and includes salaries and benefits of faculty and academic administrators, costs of educational supplies, facility costs, faculty reference and support material and related academic costs.

•	During the FY 2015 first quarter, SG&A expenses decreased 16.1% to $18.6 million, or 63.6% of total revenues, from $22.2 million, or 71.8%, in the prior-year period.

•	Income before income taxes and non-controlling interest for the FY 2015 first quarter was $3.5 million, compared to a loss before income taxes and non-controlling interest of $544,000 in the same period last year.

National American University Holdings, Inc. October 1, 2014	Page 3

•	Net income attributable to the Company for the FY 2015 first quarter was $2.2 million, or $0.09 per diluted share based on 25.1 million shares outstanding, compared to a net loss attributable to the Company of $329,000, or $0.01 per diluted share based on 25.1 million shares outstanding, in the prior-year period. EBITDA for the FY 2015 first quarter increased 319.8% to $5.2 million from $1.2 million in the prior-year period. A table reconciling EBITDA to net income can be found at the end of this release.

Balance Sheet Highlights

(in millions except for percentages)	8/31/2014	5/31/2014	% Change
Cash and Cash Equivalents/Investments	$38.3	$19.6	95.6%*
Working Capital	31.7	25.7	23.5%
Total Long-term Debt	0	0	N/A
Stockholders’ Equity	52.6	51.2	2.7%

*	The increase in cash is primarily due to increased net income and the timing of funds received from student receivables, which the Company received in June and July this year versus April and May of last year.

Quarterly Dividend

The Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on September 30, 2014, that will be paid on or about October 10, 2014.

Conference Call Information

Management will discuss these results in a conference call (with accompanying presentation) on October 2, 2014, at 11:00 a.m. EDT.

The dial-in numbers are:

(877) 407-9078 (U.S.)

(201) 493-6745 (International)

Accompanying Slide Presentation and Webcast

The Company will also have an accompanying slide presentation available in PDF format at the “Investor Relations” section of the NAU website at http://www.national.edu/InvestorRelations. The presentation will be made available 30 minutes prior to the conference call. In addition, the call will be simultaneously webcast over the Internet via the “Investor Relations” section of the NAU website or by clicking on the conference call link: http://national.equisolvewebcast.com/q1-2015.

About National American University Holdings, Inc.

National American University Holdings, Inc., through its wholly owned subsidiary, operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning offering associate, bachelor’s, master’s, and doctoral degree programs in technical and professional disciplines. Accredited by The Higher Learning Commission and a member of the North Central Association of Colleges and Schools, NAU has been providing technical and professional career education since 1941. NAU opened its first campus in Rapid City, South Dakota, and has since grown to multiple locations throughout the United States. In 1998, NAU began offering online courses. Today, NAU offers degree programs in traditional, online, and hybrid formats, which provide students increased flexibility to take courses at times and places convenient to their busy lifestyles.

National American University Holdings, Inc. October 1, 2014	Page 4

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, which was filed on August 8, 2014, and in its other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.

Contact Information:

National American University Holdings, Inc.

Dr. Ronald Shape

605-721-5220

rshape@national.edu

Investor Relations Counsel
The Equity Group Inc.
Carolyne Y. Sohn	Adam Prior
415-568-2255	212-836-9606
csohn@equityny.com	aprior@equityny.com

National American University Holdings, Inc. October 1, 2014	Page 5

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED AUGUST 31, 2014 AND 2013

(In thousands except share data)

	Three Months Ended
	August 31,
	2014	2013
REVENUE:
Academic revenue	$26,676	$27,650
Auxiliary revenue	1,881	2,772
Rental income — apartments	300	287
Condominium sales	447	220

Total revenue	29,304	30,929

OPERATING EXPENSES:
Cost of educational services	7,133	7,005
Selling, general and administrative	18,642	22,222
Auxiliary expense	1,303	1,970
Cost of condominium sales	368	191
Gain on disposition of property	(1,678)	(97)

Total operating expenses	25,768	31,291

OPERATING INCOME (LOSS)	3,536	(362)

OTHER INCOME (EXPENSE):
Interest income	99	26
Interest expense	(229)	(252)
Other income — net	58	44

Total other expense	(72)	(182)

INCOME (LOSS) BEFORE INCOME TAXES	3,464	(544)
INCOME TAX (EXPENSE) BENEFIT	(1,296)	178

NET INCOME (LOSS)	2,168	(366)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	2	37

NET INCOME (LOSS) ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES	2,170	(329)
OTHER COMPREHENSIVE LOSS — Unrealized losses on investments, net of tax	(5)	(5)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.	$2,165	$(334)

Basic net earnings (loss) attributable to National American University Holdings, Inc.	$0.09	$(0.01)
Diluted net earnings (loss) attributable to National American University Holdings, Inc.	$0.09	$(0.01)
Basic weighted average shares outstanding	25,122,423	25,056,382
Diluted weighted average shares outstanding	25,141,380	25,056,382

National American University Holdings, Inc. October 1, 2014	Page 6

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF AUGUST 31, 2014 AND CONDENSED

CONSOLIDATED BALANCE SHEET AS OF MAY 31, 2014

(In thousands except share data)

	August 31, 2014	May 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,434	$4,154
Available for sale investments	27,880	15,435
Student receivables — net of allowance of $663 and $1,026 at August 31, 2014 and May 31, 2014, respectively	2,700	16,532
Other receivables	183	291
Deferred income taxes	1,703	1,688
Prepaid and other current assets	2,127	2,180

Total current assets	45,027	40,280

Total property and equipment — net	40,319	43,258

OTHER ASSETS:
Condominium inventory	377	744
Land held for future development	312	312
Course development — net of accumulated amortization of $2,507 and $2,421 at August 31, 2014 and May 31, 2014, respectively	937	1,000
Note receivable — tenant improvements	0	1,308
Deposit on property and equipment	50	200
Other	1,367	1,355

Total other assets	3,043	4,919

TOTAL	$88,389	$88,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of capital lease payable	$215	$206
Accounts payable	3,904	3,411
Dividends payable	1,136	1,134
Student accounts payable	1,003	969
Income taxes payable	1,381	1,158
Deferred income	208	341
Accrued and other liabilities	5,433	7,347

Total current liabilities	13,280	14,566

DEFERRED INCOME TAXES	4,165	4,168

OTHER LONG-TERM LIABILITIES	6,310	6,431

CAPITAL LEASE PAYABLE, NET OF CURRENT PORTION	12,041	12,097

COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value (50,000,000 authorized; 28,196,299 issued and 25,133,515 outstanding as of August 31, 2014; 28,177,827 issued and 25,117,454 outstanding as of May 31, 2014)	3	3
Additional paid-in capital	59,565	59,191
Retained earnings	12,611	11,573
Treasury stock, at cost (3,062,784 shares at August 31, 2014 and 3,060,373 at May 31, 2014)	(19,430)	(19,423)
Accumulated other comprehensive loss, net of taxes — unrealized loss on available for sale securities	(8)	(3)

Total National American University Holdings, Inc. stockholders’ equity	52,741	51,341

Non-controlling interest	(148)	(146)
Total stockholders’ equity	52,593	51,195

TOTAL	$88,389	$88,457

National American University Holdings, Inc. October 1, 2014	Page 7

The following table provides a reconciliation of net income attributable to the Company to EBITDA:

	Three Months Ended August 31,
	2014	2013
	(dollars in thousands)
Net Income (Loss) attributable to the Company	$2,170	($329)
Income (Loss) attributable to non-controlling interest	(2)	(37)
Interest Income	(99)	(26)
Interest Expense	229	252
Income Taxes	1,296	(178)
Depreciation and Amortization	1,582	1,551

EBITDA	$5,176	$1,233

EBITDA consists of income attributable to the Company, less income from non-controlling interest, plus loss from non-controlling interest, minus interest income, plus interest expense (which is not related to any debt but to the accounting required for the capital lease), plus income taxes, plus depreciation and amortization. The Company uses EBITDA as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing its operating performance, investors should use EBITDA in addition to, and not as an alternative for, income as determined in accordance with GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies and is therefore limited as a comparative measure. Furthermore, as an analytical tool, EBITDA has additional limitations, including that (a) it is not intended to be a measure of free cash flow, as it does not consider certain cash requirements such as tax payments; (b) it does not reflect changes in, or cash requirements for, its working capital needs; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements, or future requirements for capital expenditures or contractual commitments. To compensate for these limitations, the Company evaluates its profitability by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of cash flows from operations and through the use of other financial measures.

The Company believes EBITDA is useful to an investor in evaluating its operating performance because it is widely used to measure a company’s operating performance without regard to certain non-cash expenses (such as depreciation and amortization) and expenses that are not reflective of its core operating results over time. The Company believes EBITDA presents a meaningful measure of corporate performance exclusive of its capital structure, the method by which assets were acquired and non-cash charges, and provides us with additional useful information to measure its performance on a consistent basis, particularly with respect to changes in performance from period to period.